UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported:  March 27, 2009

POSITRON CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-24092	76-0083622
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(I.R.S. Employer Identification No.)

7715 Loma Court, Suite C, Fishers, Indiana	46038
(Address of Principle Executive Offices)	(Zip Code)

(281) 492-7100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under Section Act (17 CFT 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02	Unregistered Sales of Equity Securities.

On March 23, 2009, the Registrant consummated the sale of 100,000 shares of its Series B Convertible Preferred Stock (“Series B”)  and Warrants to purchase an additional 400,000 shares of Series B at an exercise price of $10.00 per share for an aggregate purchase price of $100,000 and expire within two years.  These securities in aggregate with the securities sold since the Registrant’s last periodic report, constitute more than 5% of the number of shares of Series B outstanding.  Specifically, from December 23, 2008 through January 9, 2009, the Registrant sold a total of 553,332 shares of Series B for an aggregate purchase price of  $415,000.

All of the securities set forth above were issued by the Company pursuant to Section 4(2) of the Securities Act of 1933, as amended, or the provisions of Rule 504 of Regulation D promulgated under the Securities Act. All such shares issued contained a restrictive legend and the holders confirmed that they were acquiring the shares for investment and without intent to distribute the shares. All of the purchasers were friends or business associates of the Company’s management and all were experienced in making speculative investments, understood the risks associated with investments, and could afford a loss of the entire investment. The Company has never utilized an underwriter for an offering of its securities.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

POSITRON CORPORATION

Date: March 27, 2009	By:	/s/ Corey Conn
Corey Conn
Chief Financial Officer